Exhibit 99.1

Supermicro Provides Third Quarter of Fiscal 2020 Business Update

SAN JOSE, Calif. - April 2, 2020 (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today provided preliminary information regarding its financial results for the third quarter of fiscal 2020 ended March 31, 2020.

The company now anticipates that it will report revenue for its third quarter of fiscal 2020 in the range of $755 million to $785 million. The company’s previous guidance range was $770 million to $830 million.

As of March 31, 2020, Supermicro held approximately $285 million in net cash and equivalents.

“We have taken the requisite actions to protect the health and safety of our employees, partners, and community,” said Charles Liang, Chairman and Chief Executive Officer. “While efforts to halt the spread of COVID-19 impacted our operations during the quarter, we continue to operate, with an abundance of caution and expanded safety precautions. Looking ahead, with a strong balance sheet and healthy levels of liquidity, we look to appropriately prioritize and capitalize on any opportunities leveraging our US, Taiwan, and other global facilities. We remain excited about our product solutions targeting the Cloud, Artificial Intelligence, 5G / Edge, and the evolving needs of the Enterprise. I want to thank our loyal employees, partners and customers during this challenging time.”

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the guidance for the Company’s third quarter of fiscal year 2020, which ended March 31, 2020. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) the global COVID-19 pandemic continues to present significant uncertainties for all parts of our business including our supply chain, our production operations and customer demand, (ii) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (iii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iv) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (v) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (vi) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly our Annual Report on Form 10-K for our fiscal year ended June 30, 2019 and on Form 10-Q for our fiscal quarter ended December 31, 2019.

About Super Micro Computer, Inc.
Supermicro (Nasdaq: SMCI), the leading innovator in high-performance, high-efficiency server technology is a premier provider of advanced Server Building Block Solutions® for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative and provides customers with the most energy-efficient, environmentally-friendly solutions available on the market.

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

Investor Relations Contacts
Perry G. Hayes, SVP, Investor Relations
(408) 895-6570

James Kisner, Investor Relations
(669) 284-1259
email: ir@supermicro.com